UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

Cynosure, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51623	04-3125110
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5 Carlisle Road, Westford, MA		01886
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (978) 256-4200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On January 26, 2017, Cynosure, Inc. (the “Company”) entered into an agreement to settle the complaint filed by ARcare, Inc., individually and on behalf of a putative nationwide class, against the Company, alleging that the Company violated the federal Telephone Consumer Protection Act. The complaint is described in Part II, Item 1, “Legal Proceedings – TCPA Litigation” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

The settlement is subject to court approval. If approved, the Company would receive a full release from the settlement class concerning the conduct alleged in the complaint, and would pay settlement compensation between $6.5 million and $16 million depending on the number of class members that file a valid claim. The Company has recorded a $7.2 million charge in the fourth quarter of 2016 in connection with the settlement agreement and expenses associated with the matter. The Company expects the claims process with respect to this settlement to proceed in the first half of 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYNOSURE, INC.

Date: January 27, 2017	By:	/s/ Peter C. Anastos
Peter C. Anastos Senior Vice President, General Counsel and Secretary